PricewaterhouseCoopers LLP, 301 Grant Street, Suite 4500, Pittsburgh, Pennsylvania 15219 T: (412) 355 6000, www.pwc.com/us CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-210994 and 333-261622) and Form S-8 (Nos. 333-156540, 333-18069, 333- 65040, 333-136808, 333-172931, 333-156886, 333-177896, 333-134169, 333-139345, 333- 143182, 333-177898, 333-156527, 333-198461, 333-210995, 333-229874, 333-238049 and 033- 62311) of The PNC Financial Services Group, Inc. of our report dated February 25, 2022 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K. /s/ PricewaterhouseCoopers LLP Pittsburgh, Pennsylvania February 25, 2022 Exhibit 23.1